UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2007

YELLOWCAKE MINING INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-137539

(Commission File Number)

83-0463005

(IRS Employer Identification No.)

Suite 200 – 8275 South Eastern Avenue, Las Vegas, Nevada USA 90123

(Address of principal executive offices and Zip Code)

702-990-8489

(Registrant's telephone number, including area code)

Hoopsoft Development Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 23, 2007, we completed a merger with our subsidiary, Yellocake Mining Inc. As a result, we have changed our name from “Hoopsoft Development Corp.” to “Yellowcake Mining Inc.” We changed the name of our company to better reflect the direction and business of our company.

In addition, effective January 23, 2007 we have effected a thirty (30) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 25,000,000 shares of common stock with a par value of $0.001 to 750,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 3,060,000 shares of common stock to 91,800,000 shares of common stock.

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Item 7.01.    Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on January 24, 2007 under the new stock symbol “YCKM”. Our new CUSIP number is 985636 10 9.

Item 9.01.	Financial Statements and Exhibits.

99.1         Articles of Merger filed with the Secretary of State of Nevada on January 12, 2007 and which is effective January 23, 2007.

99.2        Certificate of Change filed with the Secretary of State of Nevada on January 12, 2007 and which is effective January 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOW CAKE MINING INC.

/s/ David Heel

David Heel

President and Director

Date:      January 24, 2007

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